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                                                                      EXHIBIT 11


                               KAYDON CORPORATION
          CALCULATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
             FOR THE YEARS ENDED DECEMBER 31, 1994, 1993, AND 1992
          ===========================================================


                                                                   1994           1993            1992
                                                               -----------     -----------     -----------
PRIMARY EARNINGS PER SHARE:

Net Income                                                     $29,226,000     $27,695,000     $10,374,000
                                                               -----------     -----------     -----------

Average common shares outstanding                               16,683,000      17,252,000      17,357,000

Net common shares issuable in respect to
  common stock equivalents, with a dilutive effect                  43,000          61,000          82,000
                                                               -----------     -----------     -----------
Total common and common share
   equivalent shares                                            16,726,000      17,313,000      17,439,000


Primary earnings per common share                              $      1.75     $      1.60     $      0.59




FULLY DILUTED EARNINGS PER SHARE:

Net Income                                                     $29,226,000     $27,695,000     $10,374,000
                                                               -----------     -----------     -----------

Average common shares outstanding                               16,684,000      17,252,000      17,357,000

Net common shares issuable in respect to
  common stock equivalents, with a dilutive effect                  50,000          66,000          91,000
                                                               -----------     -----------     -----------
Total common and common share
   equivalent shares                                            16,734,000      17,318,000      17,448,000


Fully diluted earnings per common share                        $      1.75     $      1.60     $      0.59


                                                                           E-395